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                                                                  Exhibit 3.2.1


            UNANIMOUS CONSENT IN WRITING OF THE BOARD OF DIRECTORS
                          OF METALLURG HOLDINGS, INC.


        The undersigned, being all the members of the Board of Directors of Metallurg Holdings, Inc., a Delaware corporation (the "Company"), by Consent in Writing pursuant to the authority contained in Section 141(f) of the General Corporation Law of the State of Delaware, without the formality of convening a meeting, do hereby consent to the following resolutions:

        RESOLVED, that Michael R. Holly is hereby elected to the office of Vice President - Finance of the Company, to hold office until the next Annual Meeting of the Board of Directors until his successor is duly elected and qualified; and it is further

        RESOLVED, that Section 1.03 of the Bylaws of the Company be and hereby is amended to read in full as follows:

                SECTION 1.03. FISCAL YEAR. The fiscal year of the corporation shall end on the 31st of January in each year.

        SIGNED AND SEALED effective as of the last date written below.


September 1, 1998                       /s/ Heinz Schimmelbusch
                                        ---------------------------------
                                        Heinz Schimmelbusch


September 1, 1998                       /s/ Arthur R. Spector
                                        ---------------------------------
                                        Arthur R. Spector


September 1, 1998                       /s/ Michael R. Holly
                                        ---------------------------------
                                        Michael R. Holly


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